UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2019 (March 6, 2019)

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events Disclosure.

On March 6, 2019, the Board of Directors of Continental Materials Corporation (the “Company”) authorized a stock repurchase plan under which the Company may repurchase up to $1,000,000 of its outstanding common stock over the next 36 months. The Company’s repurchases may be executed from time to time at the discretion of management using open market purchases, unsolicited negotiated transactions or in such other manner as will comply with the provisions of Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”), and any such other rules and regulations under the Exchange Act as may be applicable thereto. The timing and amount of stock repurchases under the plan will depend on a number of factors, including the Company’s stock price performance, ongoing capital planning considerations, and general market conditions. The repurchases will be funded from cash on hand or available borrowings. The plan expires March 6, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: March 8, 2019	By:	/s/Paul Ainsworth
Paul Ainsworth
Vice President and Chief Financial Officer